Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated June 27, 2019, relating to the balance sheet of China Yunhong Holdings as of May 24, 2019, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from January 10, 2019 (inception) through May 24, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
June 27, 2019